                                                                    Exhibit 21.1

                        Subsidiaries of Avalon Cable LLC

Name of Subsidiary                   State of Formation
------------------                   ------------------
Avalon Cable of Michigan LLC              Delaware
Avalon Cable of New England LLC           Delaware
Avalon Cable Holdings Finance, Inc.       Delaware
  Avalon Cable Finance, Inc.              Delaware

              Subsidiaries of Avalon Cable Holdings Finance, Inc.

Name of Subsidiary          State of Formation
------------------          ------------------
Avalon Cable Finance, Inc.       Delaware

                 Subsidiaries of Avalon Cable of Michigan, Inc.

Name of Subsidiary            State of Formation
------------------            ------------------
Avalon Cable LLC (see above)       Delaware

            Subsidiaries of Avalon Cable of Michigan Holdings, Inc.

Name of Subsidiary                          State of Formation
------------------                          ------------------
Avalon Cable of Michigan, Inc. (see above)     Pennsylvania